UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                         Indiana                               1-15983                          38-3354643

        (State or other jurisdiction           (Commission                   (IRS Employer

               of incorporation)                        File No.)                      Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

New Officer Employment Agreements

At a meeting held on September 14, 2009, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of ArvinMeritor, Inc. (“ArvinMeritor”), approved the entry by the Corporation into employment agreements (the “New Employment Agreements”) with each of the following executive officers of ArvinMeritor: Charles G. McClure; Vernon G. Baker, II; Jeffrey A. Craig; Linda M. Cummins; Mary A. Lehmann; Barbara G. Novak; and Carsten J. Reinhardt. Mr. McClure’s agreement was ratified by the full Board of Directors. The New Employment Agreements are substantially in the form of a form of executive officer employment agreement approved by the Committee. The form of executive officer employment agreement is filed with this Form 8-K and incorporated herein by reference.

The New Agreements, which supersede any existing employment agreements, do not change the level of salary, annual bonus or long term incentive targets applicable to the individual under current arrangements. Rather, the New Agreements:

•	Align the change in control provisions in the agreements with those outlined in ArvinMeritor’s long term incentive plan;

•	Impose consistency on the treatment of vesting of equity awards in certain events; and

•	Include severance terms approved by the Committee (which are consistent with ArvinMeritor’s policy and are contingent on execution by the executive of the New Agreement) as follows: 36 months for Mr. McClure; 30 months for Messrs. Craig and Reinhardt; 24 months for Mr. Baker and Ms. Lehmann; and 18 months for Ms. Cummins and Ms. Novak.

The New Agreements have been, or are expected to be in the near future, executed by each of the executive officers.

Termination Agreement with Mr. Donlon

Effective as of September 15, 2009, ArvinMeritor entered into an agreement with James D. Donlon, III, regarding his continued employment and termination of employment with the Company (the “2009 Agreement”). The 2009 Agreement supersedes the agreement between the parties dated April 12, 2005. The 2009 Agreement provides that Mr. Donlon will continue to be employed at his current monthly salary through January 16, 2010 (the “Termination Date”). Upon termination of his employment on the Termination Date, Mr. Donlon will receive:

•	monthly severance pay equal to $58,650 per month for a period of 24 months, which will be paid in equal semi-monthly installments;

•

continued health and certain other benefit coverage through the severance period (although with respect to health, such coverage will terminate if he subsequently becomes covered by a health plan of a new employer);

•	full vesting on January 16, 2010 of all of his outstanding restricted shares;

•	continued eligibility for a pro rated annual incentive award for 2010 (at his current target award of 65% of his base salary) based on time actually worked, payable in accordance with the terms of the Company’s annual incentive compensation plan;

•	continued eligibility for a target cash award, if any, of $500,000 under the Company’s long term incentive plan for the fiscal year 2007-2009, 2008-2010 and 2009-2011 cycles, in accordance with the terms of such plan, subject to approval of the Committee; and

•	outplacement assistance for twelve months not to exceed $10,000.

The 2009 Agreement also provides for vesting in accordance with the terms of the applicable plans for all equity grants in the event of a Change in Control (as defined in those plans) as well as the severance benefits described above if a separation of service results from a Change in Control or within one year thereafter (provided the full target amount of annual bonus will be paid in that event rather than a pro rata portion). The 2009 Agreement also provides for payments in the event of death and disability which are comparable to those provided for under the prior agreement with Mr. Donlon.

The 2009 Agreement is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

10a	Form of Officer Employment Agreement approved by the Compensation and Management Development Committee of the Board of Directors of ArvinMeritor, Inc. on September 14, 2009

10b	Agreement dated as of September 15, 2009 between ArvinMeritor, Inc. and James D. Donlon, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: September 18, 2009	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10a	Form of Officer Employment Agreement approved by the Compensation and Management Development Committee of the Board of Directors of ArvinMeritor, Inc. on September 14, 2009

10b	Agreement dated as of September 15, 2009 between ArvinMeritor, Inc. and James D. Donlon, III